Exhibit 99.1

For Immediate Release

Hagerty Announces Pricing of its Upsized Secondary Offering of Class A Common Stock

TRAVERSE CITY, Michigan, November 10, 2026/PRNewswire/ – Hagerty, Inc. (NYSE: HGTY) (“Hagerty”), a business that makes it easier and more enjoyable to be a driving enthusiast, announced the pricing of its secondary offering, upsized to 10,000,000 shares of Hagerty’s Class A Common Stock, being offered by Hagerty Holding Corp. (“HHC” or the “Selling Stockholder”) at a price to the public of $14.85 per share. In connection with the offering, the Selling Stockholder also granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of Hagerty’s Class A Common Stock. The offering is expected to close on or about November 12, 2026, subject to the satisfaction of customary closing conditions.

Hagerty will not receive any of the proceeds from the sale of the shares of its Class A Common Stock offered by the Selling Stockholder, and the Selling Stockholder will bear the underwriting discounts and commissions associated with the sale of such shares. HHC has advised us that the net proceeds from the sale of its shares in this offering will be used to effect a redemption, for the benefit of the Kim Hagerty Revocable Trust, of a corresponding number of its HHC shares. J.P. Morgan and Wells Fargo Securities are acting as representatives of the underwriters and lead bookrunning managers of the offering. BMO Capital Markets, Citizens Capital Markets, Keefe, Bruyette & Woods, A Stifel Company, and

Oppenheimer & Co. are acting as additional bookrunning managers of the offering.

The offering is being made only by means of a prospectus supplement and the accompanying base prospectus. When available, copies of the final prospectus supplement and accompanying base prospectus may be obtained for free by visiting EDGAR on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov. Alternatively, Hagerty, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting J.P. Morgan Securities LLC, Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com, or Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or by email at WFScustomerservice@wellsfargo.com.

A registration statement relating to these securities has been filed with, and declared effective by, the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws. All statements provided, other than statements of historical fact, are forward-looking statements, including those relating to the satisfaction of closing conditions, the closing of the offering, and the underwriters’ option to purchase additional shares. The words “anticipate,” “expect,” “intend,” “may,” “will,” “would,” “could,” and similar expressions, and the negative of these expressions, are intended to identify forward-looking statements.

Hagerty has based these forward-looking statements largely on current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within Hagerty’s industry and attract and retain Hagerty’s insurance policyholders and paid Hagerty Drivers Club subscribers; (ii) maintain key strategic relationships with Hagerty’s insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages or other issues with Hagerty’s technology platforms or Hagerty’s use of third-party services; (v) accelerate the adoption of Hagerty’s membership and marketplace products and services, as well as any new insurance programs and products Hagerty offers; (vi) successfully implement the fronting arrangement consummated with Markel Group Inc. and realize the anticipated benefits while also managing the increased exposure to underwriting volatility, catastrophes, reinsurance counterparty risk, and legal, compliance, and regulatory risks resulting from the shift to Hagerty’s wholly owned subsidiary, Hagerty Reinsurance Limited, assuming 100% of the risk for policies written through this arrangement; (vii) underwrite and price new products, including Enthusiast+, consistent with expected loss ratios and risk tolerances; (viii) execute Broad Arrow Group, Inc.’s private sale, auction, and financing strategies; (ix) complete acquisitions or investments on the expected terms or timeline, or at all, and realize the benefits of such acquisitions and investments, including expected earnings enhancements and synergies, including those anticipated from the recently completed acquisition of Bennetts Motorcycling Services Limited; (x) manage the cyclical nature of the insurance business and broader macroeconomic conditions, including inflation, interest rates, and potential recessionary pressures; (xi) achieve Hagerty’s investment objectives and avoid losses in Hagerty’s investment portfolio; (xii) address unexpected increases in the frequency or severity of claims, including catastrophe losses; and (xiii) comply with the numerous laws and regulations applicable to Hagerty’s business, including without limitation state, federal, and foreign laws relating to insurance and rate increases, privacy and cybersecurity, marketing and advertising, digital services, accounting matters, tax, anti-money laundering, and economic sanctions.

The forward-looking statements herein represent the views of Hagerty as of the date of this release and Hagerty undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is a company built by drivers for drivers, protecting 3.1 million vehicles in the United States, Canada and the UK. We make it easier and more enjoyable for car enthusiasts to drive and celebrate the vehicles they love through innovative vehicle insurance products, live and digital auctions, engaging media and events, and the Hagerty Drivers Club, the world’s largest membership community of car lovers.

For more information, please visit www.hagerty.com or www.newsroom.hagerty.com. Never Stop Driving®.

Hagerty Investor Contact: investor@hagerty.com

Hagerty Media Contact: press@hagerty.com

Category: Financial

Source: Hagerty